Exhibit 99.1

NEWSRELEASE

Teledyne Technologies to Acquire LeCroy Corporation

THOUSAND OAKS, Calif. and CHESTNUT RIDGE, N.Y. – May 29, 2012 – Teledyne Technologies Incorporated (NYSE:TDY) (“Teledyne”) and LeCroy Corporation (NASDAQ:LCRY) (“LeCroy”) jointly announced today that they have entered into a definitive agreement that provides for the merger of LeCroy Corporation with a wholly-owned subsidiary of Teledyne. Pursuant to the transaction, Teledyne will acquire all of the outstanding common shares of LeCroy for $14.30 per share payable in cash. The aggregate value for the transaction is approximately $291 million, taking into account LeCroy’s stock options, stock appreciation rights and net debt as of March 31, 2012. The transaction was unanimously approved by the Boards of Directors of Teledyne and LeCroy. In addition, LeCroy directors and executive officers, including founder Walter LeCroy, have agreed to vote their shares in favor of the transaction.

Founded in 1964 and headquartered in Chestnut Ridge, N.Y., LeCroy is a leading supplier of oscilloscopes, protocol analyzers and signal integrity test solutions with approximately 500 employees worldwide. For its fiscal year ended July 2, 2011, LeCroy had sales of approximately $178.1 million.

“LeCroy will broaden our portfolio of analytical instrumentation businesses by adding a leader in electronic test and measurement solutions,” said Dr. Robert Mehrabian, Chairman, President and Chief Executive Officer of Teledyne. “We are particularly impressed with LeCroy’s strength in the market for high-performance oscilloscopes. Furthermore, I am excited about the potential for LeCroy to provide an ideal commercial outlet for our unique Indium Phosphide (InP) process technology and ultra high frequency mixed signal design capabilities developed at Teledyne Scientific Company, our R&D laboratories.”

“This transaction provides a substantial premium for our shareholders and provides exciting opportunities for our customers and employees,” said Mr. Thomas Reslewic, President, Chief Executive Officer and Director of LeCroy. “We believe Teledyne can help us accelerate our high-end oscilloscope programs to deliver real-time bandwidth well beyond 100GHz by utilizing Teledyne’s leading InP technology. Furthermore, through a combination of Teledyne’s microwave and mixed signal design capabilities with LeCroy’s signal processing expertise, as well as our respective market channels, we envision growing our markets and adding new products such as signal generators and multi function instruments.”

Stifel Nicolaus Weisel is acting as exclusive financial advisor and Bingham McCutchen LLP and Fish & Richardson are acting as legal counsel to LeCroy. Needham & Company is acting as exclusive financial advisor and McGuireWoods LLP is acting as legal counsel to Teledyne.

About Teledyne Technologies

Teledyne Technologies is a leading provider of sophisticated instrumentation, digital imaging products and software, aerospace and defense electronics, and engineered systems. Teledyne Technologies’ operations are primarily located in the United States, Canada, the United Kingdom and Mexico. For more information, visit Teledyne Technologies’ website at www.teledyne.com.

About LeCroy Corporation

LeCroy Corporation is a worldwide leader in serial data test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. The Company offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer, semiconductor and consumer electronics, data storage, automotive and industrial, telecommunications and military and aerospace markets. LeCroy’s 48-year heritage of technical innovation is the foundation for its recognized leadership in “WaveShape Analysis”—capturing, viewing and measuring the high-speed signals that drive today’s information and communications technologies. LeCroy is headquartered in Chestnut Ridge, New York. Company information is available at www.lecroy.com.

Additional Information About the Acquisition and Where to Find It

This press release is for informational purposes only. It does not constitute an offer to purchase shares of LeCroy Corporation or a solicitation or recommendation statement under the rules and regulations of the SEC. LeCroy will publicly file a Form 8-K with the SEC containing the terms of the definitive merger agreement, and plans to mail a proxy statement to stockholders of LeCroy in connection with the proposed transaction. Investors and security holders of LeCroy are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Teledyne, LeCroy and the proposed transaction. Investors and security holders may obtain a free copy of these materials (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. A free copy of the proxy statement, when it becomes available, may also be obtained from LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, NY 10977, Attn: Investor Relations. In addition, investors and security holders may access copies of the documents filed with the SEC by LeCroy on LeCroy’s web site at www.lecroy.com. LeCroy, Teledyne and their executive officers and directors may be deemed to be participants in the solicitation of proxies from its stockholders with respect to the proposed transaction. Information regarding the interests of the officers and directors of LeCroy in the proposed transaction will be included in the proxy statement, and information regarding the officers and directors of Teledyne is included in its most recent Annual Report on Form 10-K and its most recent Proxy Statement filed with the SEC. The consummation of the proposed transaction is subject to the approval of LeCroy’s stockholders as well as other customary closing conditions including clearance under the Hart-Scott-Rodino Antitrust Improvements Act.

Forward-Looking Information Cautionary Notice

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, with respect to management’s beliefs about the financial condition, results of operations and businesses of Teledyne and LeCroy in the future. Forward-looking information involves risks and uncertainties, is based on the current expectations of the management of LeCroy and Teledyne and is subject to uncertainty and changes in circumstances. The forward-looking information contained herein may include statements about the expected effects on Teledyne of the transaction, the anticipated timing and scope of the transaction, expected timing of the completion of the transaction, anticipated earnings enhancements, estimated cost savings and other synergies, costs to be incurred in achieving synergies, anticipated capital expenditures, other strategic options and all other statements in this announcement other than historical facts. Forward-looking information includes, without limitation, statements typically containing words such as “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import. By its nature, forward-looking information is not a guarantee of future performance or results and involves risks and uncertainties because it relates to events and depends on circumstances that will occur in the future. Actual results could differ materially from this forward-looking information. Many factors could change anticipated results, including Teledyne’s ability to integrate LeCroy’s operations, retain customers and key employees and achieve operating synergies, the ability to develop and market new products, failure of the requisite number of LeCroy stockholders to approve the transaction, operating results of LeCroy being lower than anticipated, and unexpected acquisition-related costs and expenses. Certain of these and other factors that could affect LeCroy’s business are discussed in LeCroy’s Annual Report for the fiscal year ended July 2, 2011 and LeCroy’s Quarterly Reports on Form 10-Q for the

periods ending October 1, 2011, December 31, 2011 and March 31, 2012. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Teledyne’s periodic filings with the Securities and Exchange Commission, including its 2011 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Neither Teledyne nor LeCroy undertake any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise.

Investor Contact:	Jason VanWees Teledyne Technologies (805) 373-4542

Investor Contact:	Sean B. O’Connor LeCroy Corporation (845) 425-2000